UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)As described in Item 5.07 below, on May 18, 2016, Cerecor Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the Cerecor Inc. 2016 Equity Incentive Plan (the “2016 EIP”) and the Cerecor Inc. Employee Stock Purchase Plan (the “2016 ESPP”).

Additional details of the 2016 EIP and the 2016 ESPP are included in the Company’s 2016 Proxy Statement under the headings “Proposal 2: Approval of the Cerecor Inc. 2016 Equity Incentive Plan” and “Proposal 3: Approval of the Cerecor Inc. 2016 Employee Stock Purchase Plan,” respectively. The foregoing descriptions of the 2016 EIP and the 2016 ESPP do not purport to be complete and are qualified in their entirety by reference to the full text of such plans filed hereto as Exhibits 10.1 and 10.2, respectively.

Item 5.07.Submission of Matters to a Vote of Security Holders.

(a)

On May 18, 2016, the Company held its Annual Meeting. As of March 31, 2016, the record date for the Annual Meeting, there were 8,650,143 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 4,748,095 shares, or approximately 55% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the Company’s stockholders voted on the following items:

1.

Proposal 1: To elect two nominees to the board of directors to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following nominees were elected to the Company’s board of directors, with the voting results for each nominee as shown:

	For	Withheld	Broker Non-Votes
Eugene A. Bauer, M.D	1,750,796	126,393	2,870,906
Magnus Persson, M.D., Ph.D.	1,841,831	35,358	2,870,906

2.	Proposal 2: To approve the Cerecor Inc. 2016 EIP. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
1,760,221	112,968	4,000	2,870,906

3.	Proposal 3: To approve the Cerecor Inc. 2016 ESPP. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
1,771,587	101,602	4,000	2,870,906

4.

Proposal 4: To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
4,650,465	95,660	1,970	-

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cerecor Inc. 2016 Equity Incentive Plan.

10.2	Cerecor Inc. 2016 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date:   May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cerecor Inc. 2016 Equity Incentive Plan.

10.2	Cerecor Inc. 2016 Employee Stock Purchase Plan.